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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-3, of our report dated February 2, 2004 (except as to the Restatement caption under Note 2 to the consolidated financial statements, which is as of March 24, 2004), relating to the consolidated financial statements of Tut Systems Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
September 23, 2004

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CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM